UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 21, 2011

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

955 East Arques Avenue
Sunnyvale, CA  94085
(Address of Principal Executive Offices, including zip code)

(408) 530-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On October 21, 2011, MIPS Technologies, Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Starboard Value and Opportunity Master Fund Ltd and certain entities and natural persons listed on Exhibit A of the Settlement Agreement and their affiliates (collectively, “Starboard”).  Pursuant to the Settlement Agreement, the Company’s Board of Directors (the “Board”) agreed to increase the size of the Board from seven to nine directors, effective as of the Company’s 2011 annual meeting of stockholders, currently scheduled to be held on December 7, 2011 (the “2011 Annual Meeting”). To fill the new positions resulting from the increase in the size of the Board, the Company has agreed to nominate, upon the recommendation of the Company’s Compensation and Nominating Committee, Starboard nominees Mr. Jeffrey S. McCreary and Mr. Kenneth H. Traub (“Starboard Nominees”) for election at the 2011 Annual Meeting as a Class II director with a term expiring at the Company’s 2012 annual meeting of stockholders and as a Class III director with a term expiring at the Company’s 2013 annual meeting of stockholders, respectively.

In addition, if either of the Starboard Nominees is unable to serve as a director, resigns as a director or is removed as a director prior to the 2012 annual meeting and at such time Starboard beneficially owns at least (approximately) 7% of the Company’s then outstanding shares of common stock, then Starboard will be entitled to recommend a replacement director. The replacement director must qualify as an “independent director” pursuant to NASDAQ listing standards and have relevant financial and business experience to fill the resulting vacancy, and the replacement director remains subject to the reasonable good faith approval of the Compensation and Nominating Committee.

Pursuant to the Settlement Agreement, Starboard has withdrawn its letter previously submitted to the Company nominating certain individuals for election to the Board at the 2011 Annual Meeting and has agreed not to present any proposals or additional director nominees at the 2011 Annual Meeting and to vote their shares of the Company’s common stock in favor of the nominees selected by the Board for election as directors at the 2011 Annual Meeting. Starboard has also agreed to vote in accordance with the Board’s recommendations for the other proposals submitted for approval at the 2011 Annual Meeting, including the Company’s proposals related to the Company’s stock plans and executive compensation (subject to the recommendations of Institutional Shareholder Services). In addition, Starboard has agreed to certain standstill restrictions, which expire on the earlier of ten business days prior to the deadline for submission of stockholder nominations for the 2012 annual meeting or 75 days prior to the first anniversary of the 2011 Annual Meeting.

The Company has agreed to reimburse Starboard for its reasonable out-of-pocket expenses, including legal fees, in connection with the Settlement Agreement and the 2011 Annual Meeting, up to a maximum of $50,000.  Each of the parties to the Settlement Agreement also agreed to mutual non-disparagement obligations.

A copy of the Settlement Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1.  The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.  On October 24, 2011, the Company issued a press release announcing the signing of the Settlement Agreement.  A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

            10.1    Settlement Agreement, dated October 21, 2011, by and between MIPS Technologies, Inc. and Starboard.
    99.1    Press Release, dated October 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

Date: October 24, 2011	By:	/s/ GAIL SHULMAN
Name: Gail Shulman
Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement, dated October 21, 2011, by and between MIPS Technologies, Inc. and Starboard.
99.1	Press Release, dated October 24, 2011.